SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) April 8, 2004

Allied Waste Industries, Inc.

(Exact name of registrant as specified in charter)

Delaware
(State or other jurisdiction of incorporation)

1-14705	88-0228636
(Commission File Number)	(IRS Employer Identification No.)

15880 N. Greenway-Hayden Loop, Suite 100
Scottsdale, Arizona	85260
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (480) 627-2700

Not Applicable
(Former name or former address, if changed since last report)

Item 9. Regulation FD Disclosure

On April 7, 2004, Allied Waste Industries, Inc. (“Allied” or “Company”) issued the following press release.

Contact:	Michael Burnett
Vice President, Investor Relations
480-627-2785

FOR IMMEDIATE RELEASE

ALLIED WASTE PRICES NOTES OFFERINGS TO FUND $1 BILLION
TENDER OFFER FOR 10% SENIOR SUBORDINATED NOTES

TRANSACTIONS TO GENERATE ANNUALIZED INTEREST SAVINGS OF
$35 MILLION AND INCREASE FREE CASH FLOW

— $200 Million Convertible Subordinated Debentures Due 2034 Priced at 4.25% —
— $275 Million Senior Notes Due 2011 Priced at 6.375% —
— $400 Million Senior Unsecured Notes Due 2014 Priced at 7.375% —

Scottsdale, AZ – April 7, 2004 – Allied Waste Industries, Inc. (“Allied”) (NYSE: AW) today announced that it has priced its offering of $200 million in convertible subordinated debentures due 2034 at 4.25%. The convertible debentures have a conversion price of $20.43, a 57% premium to the closing price of Allied’s common stock today. The convertible debentures may be converted by the holders for 9.8 million shares of Allied common stock if the price of Allied’s common stock is above $25.54. Upon conversion notification, Allied has the option to deliver common shares or the cash equivalent of the fair market value of the common shares. The debentures have been rated B+, B3 and B by Standard & Poor’s, Moody’s and Fitch, respectively.

Concurrently, Allied Waste North America, Inc. (“AWNA”), Allied’s wholly-owned subsidiary, priced its offerings of $400 million in senior unsecured notes due 2014 at 7.375%, and $275 million in senior notes due 2011 at 6.375% in two separate private placements under Rule 144A and Regulation S of the Securities Act of 1933. The senior unsecured notes have been rated B+, B2 and B+ by Standard & Poor’s, Moody’s and Fitch, respectively, and the senior notes have been rated BB-, Ba3 Stable and BB- by Standard & Poor’s, Moody’s and Fitch, respectively.

AWNA intends to use the proceeds from these offerings, along with the proceeds from its recently funded $150 million term loan facility, which priced at LIBOR plus 250 bps, to fund its previously announced tender offer for $1 billion of its 10% senior subordinated notes due 2009. AWNA expects to receive the proceeds from these new notes and expects to settle the tender offer on April 20, 2004.

“We are pleased with the successful execution of these refinancing transactions which will reduce our annualized cash interest by more than $35 million, and allow us to exceed our previously stated free cash flow goals for 2004,” said Pete Hathaway, Executive Vice President and CFO of Allied. “In 2004, our de-leveraging strategy will deliver significant benefits, most notably a $150 million reduction in cash interest from 2003. And we expect to sustain this trend in 2005 by reducing cash interest another $70 million without undertaking any additional financing activities, resulting in a two year projected interest savings of $220 million.”

First and Second Quarter Charges to be Taken for Refinancing Transactions
Allied expects to record a charge in its second quarter ending June 30, 2004 of approximately $90 million pre-tax and $54 million after-tax, or $0.17 per share, for the premiums paid in connection with the tender offer and other charges associated with the transactions.

Similarly, Allied expects to record a charge in its first quarter ended March 31, 2004 of approximately $55 million pre-tax and $33 million after-tax, or $0.11 per share, for the premiums paid in connection with AWNA’s first quarter redemption of $825 million of its 7 7/8% senior notes and the first quarter open market repurchases of AWNA’s senior subordinated notes and other charges associated with these transactions.

The offer of the senior notes and senior unsecured notes was made only by means of an offering memorandum to qualified investors and has not been registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration under the Securities Act or an exemption from the registration requirements of the Securities Act. This announcement does not constitute an offer to sell or a solicitation of an offer to buy senior notes. Senior Notes will not be sold in any state or jurisdiction in which such an offer, solicitation, or sale would be unlawful.

Allied Waste Industries, Inc., a leading waste services company, provides collection, recycling and disposal services to residential, commercial and industrial customers in the United States. As of December 31, 2003, the Company served customers through a network of 313 collection companies, 165 transfer stations, 166 active landfills and 57 recycling facilities in 37 states.

Safe Harbor for Forward-Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities and Exchange Act of 1934. Words such as “expects,” “intends,” “plans,” “projects,” “believes,” “outlook,” “estimates” and similar expressions are used to identify these forward-looking statements. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Although we believe that the expectations reflected in these forward looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. Forward-looking statements in this press release include, among others, statements regarding the use of proceeds, the completion of the tender offer, the interest savings in 2004 and 2005 and the charges expected to be incurred in connection with refinancing activities.

These forward-looking statements involve risks and uncertainties which could cause actual results to differ materially including, without limitation: (1) weakness in the U.S. economy may cause a decline in the demand for the Company’s services (particularly in the commercial and industrial sectors), a decline in the price of commodities sold by us, increased competitive pressure on pricing and generally make it more difficult for us to predict economic trends; (2) we may be impeded in the successful integration of acquired businesses and our market development efforts, which may cause significant increases in our waste disposal expenses; (3) we may be unsuccessful in achieving greater aggregate revenues from price increases; (4) a change in interest rates or a reduction in the Company’s cash flow could impair our ability to service and reduce our debt obligations; (5) volatility in interest rates may, among other things, affect earnings due to possible mark to market changes on certain interest rate hedges; (6) divestitures by us may not raise funds exceeding financing needed for future acquisitions or may not occur at all; (7) severe weather conditions could impair our operating results; (8) the covenants in our credit facilities and indentures may limit our ability to operate our business; (9) we could be unable to obtain required permits; (10) we may be unable to raise additional capital to meet our operational needs; (11) increases in post-closure costs could result in an increase in our operating costs; (12) we may be unable to obtain financial assurances; (13) the loss of services of any members of senior management may affect our operating abilities; (14) government regulations may increase the cost of doing business; (15) potential liabilities, including the outcome of litigation brought by government agencies, liabilities associated with our acquisitions and hazardous substance and environmental liabilities could increase costs; (16) potential increases in commodity, insurance and fuel prices may make it more expensive to operate our business; (17) potential increases in our operating costs or disruption to our operations as a result of union initiated work stoppages; (18) potential errors in accounting estimates and judgments; and (19) we may be unable to complete the securities offerings and/or redeem the senior subordinated notes.

Other factors which could materially affect such forward-looking statements can be found in the Company’s periodic reports filed with the Securities and Exchange Commission, including risk factors detailed in Management’s Discussion and Analysis in Allied’s Form 10-K for the year ended December 31, 2003. Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements made herein are only made as of the date of this press release and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant, Allied Waste Industries, Inc., has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ALLIED WASTE INDUSTRIES, INC.

	By:	/s/ PETER S. HATHAWAY

Peter S. Hathaway
Executive Vice President and Chief Financial Officer
(Principal Financial Officer)
Date: April 8, 2004